UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 13, 2004

IMPLANT SCIENCES CORPORATION

 (Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5

Wakefield, Massachusetts 01880

 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

 (Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into Material Definitive Agreement.

On October 13, 2004, Implant Sciences Corporation (the “Company”) entered into a definitive agreement (the “Merger Agreement”) to acquire all of the capital stock of Core Systems Incorporated, a California corporation (“Core”). The transaction is being structured as a reorganization of Core with and into a newly formed, wholly-owned subsidiary (“Merger Sub”) of the Company (the “Transaction”). As part of the Transaction, the Company will issue to the former stockholders of Core (the “Core Stockholders”) consideration consisting of shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) equal in value to $3,250,000 (“Stock Consideration”), and $2,000,000 in cash (“Cash Consideration”).

Reference is made to the Agreement and Plan of Merger and Reorganization, which is being filed as an Exhibit to this Form 8-K. All statements made with respect to the transaction discussed in this Item 1.01 are qualified by such reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 15, 2004 (“Closing Date”), the Company completed the acquisition of Core as described in Item 1.01 above.   In connection with the Transaction, the Company issued 311,437 shares of its Common Stock as the Stock Consideration and $2,000,000 in cash, to the Core Stockholders.

The holders of the shares of Common Stock comprising the Stock Consideration have agreed not to sell any of their shares of Common Stock for a period six (6) months from the Closing Date (“Lock-Up Period”).  Pursuant to the terms of the Merger Agreement, the shares of Common Stock comprising the Stock Consideration will be adjusted in the event the Company’s stock price at the end of the Lock-Up Period is either greater than twenty-five percent (25%) higher or lower than $10.4355 per share.  In addition, the Merger Agreement includes an Earnout provision equal to Core’s earnings before taxes, depreciation and amortization for the twelve (12) month period beginning on October 13, 2004 (the “Earnout”), the execution date of the Merger Agreement, and ending on October 12, 2005 (“Earnout Period”), which will be paid in the form of additional shares of the Company’s Common Stock. The number of shares to be issued in connection with the Earnout (the “Earnout Shares”), if any, will be calculated by dividing the dollar amount of the Earnout by the twenty (20) day average closing price of the Company’s Common Stock prior to the end of the Earnout Period (the “Earnout Share Price”).  The Earnout Shares will also be subject to a six (6) month lock-up, beginning on October 13, 2005, and will be adjusted in the event the Company’s stock price is either greater than twenty-five percent (25%) higher or lower than the Earnout Share Price at the end of the Earnout lock-up period.  The Company has agreed to use its “best-efforts” to file a registration statement with the Securities and Exchange Commission, registering the resale of all of the shares of Common Stock included in the Stock Consideration within six (6) months from the Closing Date.

Additionally, pursuant to the terms of the Merger Agreement, ten percent (10%) of each of the Stock Consideration and the Cash Consideration has been heldback by the Company, pursuant to a holdback agreement (“Holdback Agreement”), for a period of twelve (12) months from the Closing Date (“Holdback Period”) for the purpose of settling any undisclosed liabilities that may be discovered by the Company during the Holdback Period, for indemnification of any breach of the representations and warranties made by Core and its primary stockholder in the Merger Agreement, and for other potential expenses related to the Transaction.

As part of the closing, Donald W. Lindsey, the founder and CEO of Core, has entered into a consulting agreement with the Merger Sub for a period of one year beginning on the Closing Date, whereby he will be required to perform technical and related consulting services with respect to the Merger Sub’s business.  Walt Wriggins, Core’s Vice President of Business Development/Operations has entered into a one-year employment agreement with the Company’s wholly-owned Merger Sub and has been named Vice President of Business Development/Operations of the Merger Sub.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.  To be filed by amendment to this Form 8-K on or before December 29, 2004.

(b) Pro Forma Financial Information. To be filed by amendment to this Form 8-K on or before December 29, 2004.

(c)  Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated October 13, 2004, by and among the Company, C Acquisition Corp., Core Systems Incorporated and Donald W. Lindsey.

99.1	Press Release of the Company, dated October 14, 2004, with respect to the execution of the Merger Agreement between the Company, C Acquisition Corp., Core Systems Incorporated and Donald W. Lindsey.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: October 19, 2004	By:	/s/ Anthony J. Armini
Anthony J. Armini, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated October 13, 2004, by and among the Company, C Acquisition Corp., Core Systems Incorporated and Donald W. Lindsey.
99.1	Press Release of the Company, dated October 14, 2004, with respect to the execution of the Merger Agreement between the Company, C Acquisition Corp., Core Systems Incorporated and Donald W. Lindsey.